Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 14, 2006 relating to the Successor financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Hertz Global Holdings, Inc., which report appears in the Registration Statement on Form S-1 of Hertz Global Holdings, Inc., as amended (No. 333-135782).

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Florham Park, New Jersey
November 15, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 4, 2006, except for Note 1A, as to which the date is July 14, 2006, relating to the Predecessor financial statements and financial statement schedule of Hertz Global Holdings, Inc., which report appears in the Registration Statement on Form S-1 of Hertz Global Holdings, Inc., as amended (No. 333-135782).

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Florham Park, New Jersey
November 15, 2006